Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made as of June 6, 2011, by and between Ascent Media Corporation, a Delaware corporation (the “Company”), and William R. Fitzgerald (the “Executive”).

INTRODUCTION

The Company and Executive are parties to an Employment Agreement dated as of February 9, 2009 (the “Original Agreement”). The Company and Executive desire to amend the Original Agreement as set forth herein.

AGREEMENT

In consideration of the premises and mutual covenants set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1.             Section 1.3 of the Original Agreement is hereby amended to read in its entirety as follows:

“1.3         Duties.  Executive shall perform such executive duties for the Company and/or its Affiliates, consistent with his position hereunder.  Executive shall devote such time as is necessary, but in no event less than 80% of his business time, attention and energies, to the performance of his duties hereunder.  Executive shall use his best efforts to advance the interests and business of the Company and its Affiliates.  Executive shall abide by the rules, regulations and policies of the Company as may be in effect from time to time.  Notwithstanding the foregoing, during the Term, Executive may continue to provide services to Liberty Media Corporation (“LMC”) as an employee and/or officer of LMC, and Executive may act for his own account in passive-type investments as provided in Section 5.3, or as a member of boards of directors of other companies, where the time allocated for those activities does not materially interfere with or create a conflict of interest with the discharge of his duties for the Company.”

2.             Section 1.5 of the Original Agreement is hereby amended to read in its entirety as follows:

“1.5         Location.  Except for services rendered during business trips as may be reasonably necessary, Executive shall render his services under this Agreement primarily from the offices of the Company in the Denver, Colorado metropolitan area.

3.             The amount of Base Salary contained in Section 2.2 of the Original Agreement is hereby increased from $426,000 to $600,000, effective as of the pay period commencing April 1, 2011.

4.             Section 3.5 of the Original Agreement is hereby amended to read in its entirety as follows:

“3.5         Equity Grants.  As part of the consideration for Executive’s services to the Company during the Term, the Company has made the following grants to Executive pursuant to the Ascent Media Corporation 2008 Incentive Plan (the “Plan”):

(a)           A grant of 91,701 shares (the “2008 Restricted Shares”) of the Company’s Series A Common Stock, par value $0.01 per share (“ASCMA Stock”), pursuant to the Restricted Stock Award Agreement dated as of November 13, 2008, by and between the Company and Executive (the “2008 Restricted Stock Agreement”);

(b)           A grant of options to purchase from the Company, at an exercise price of $21.81 per share, 347,059 shares of ASCMA Stock (the “2008 Options”), pursuant to the Non-Qualified Stock Option Agreement dated as of November 13, 2008, by and between the Company and Executive (the “2008 Option Agreement”);

(c)           Grants of 23,909 shares and 5,959 shares (the “2011 Restricted Shares” and together with the 2008 Restricted Shares, the “Restricted Shares”) of ASCMA Stock, pursuant to the Restricted Stock Award Agreement dated as of March 15, 2011, and the Restricted Stock Award Agreement dated as of March 29, 2011, respectively, each by and between the Company and Executive (the “2011 Restricted Stock Agreements” and together with the 2008 Restricted Stock Agreement, the “Restricted Stock Agreements”); and

(d)           A grant of options to purchase from the Company, at an exercise price of $48.15 per share, 50,634 shares of ASCMA Stock (the “2011 Options” and together with the 2008 Options, the “Options”), pursuant to the Non-Qualified Stock Option Agreement dated as of March 29, 2011, by and between the Company and Executive (the “2011 Option Agreement” and together with the 2008 Option Agreement, the “Option Agreements”);

The Restricted Shares and the Options shall be subject in all respects to the terms and conditions of the Plan and the applicable Restricted Stock Agreement or Option Agreement.”

5.             Section 4.8 of the Original Agreement is hereby amended to read in its entirety as follows:

“4.8         Change in Control.  For purposes of this Agreement, a “Change in Control” means the occurrence, at any time after March 1, 2011, of any of the following that otherwise meets the definition of a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, including any Treasury regulations promulgated thereunder and any guidance issued by the Internal Revenue Service with respect thereto (hereinafter, the “Code”):

(a)           the acquisition by any person or group (excluding John C. Malone and/or any family member(s) of John C. Malone and/or any company, partnership, trust or other entity or investment vehicle controlled by any of the foregoing persons or the holdings of which are for the primary benefit or any of such persons (collectively, the “Permitted Holders”)) of ownership of stock of the Company that, together with stock already held by such person or group, constitutes more than 50% of the total fair market value or more than 50% of the total voting power of the stock of the Company;

(b)           the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the 12-month period ending on the date of the most recent acquisition by such person or group, assets from the Company that have a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or

(c)           the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company or the replacement of a majority of the Company’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of appointment or election.

For purposes of this Section 4.8, “person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of rule 13d-5(b)(1) under the Exchange Act, or any successor provision.  For the avoidance of doubt, no Change in Control shall be deemed to have occurred for purposes of this Employment Agreement by reason of any action or event occurring at any time prior to March 1, 2011.”

6.             Section 6.3(a) of the Original Agreement is hereby amended to read in its entirety as follows:

“(a)                            If to Company:

Ascent Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Chairman, Compensation Committee

of the Board of Directors

Fax No.:

With a copy to:

Ascent Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Attention: General Counsel

Fax No.:

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IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment to Employment Agreement as of the day and year first above written.

“COMPANY”

ASCENT MEDIA CORPORATION

By:	/s/ William E. Niles
Name: William E. Niles
Title: General Counsel, EVP

“EXECUTIVE”

/s/ William R. Fitzgerald
William R. Fitzgerald